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                                                                    EXHIBIT 23.1

                       ARTHUR ANDERSEN L.L.P. LETTERHEAD



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

       As independent public accountants, we hereby consent to the use our reports (and to all references to our Firm) included in or made a part of this registration statement in connection with the Employee Stock Purchase Plan.


Arthur Andersen LLP
Detroit, Michigan
December 17, 1999